UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2004

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14303	36-3161171

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of principal executive offices)	(Zip Code)

(313) 758-2000

(Registrant’s telephone number, including area code)

Item 9.   Regulation FD Disclosure.

The following consists of a press release dated August 12, 2004 for American Axle & Manufacturing Holdings, Inc. and is furnished in this Form 8-K below.

American Axle & Manufacturing Expands
Stock Repurchase Program by 3.0 Million Shares

Detroit, Michigan, August 12, 2004 -- American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today announced that its Board of Directors approved an expansion of AAM’s stock repurchase program by 3.0 million shares. The expansion, coupled with the 2.5 million shares already purchased since the program was established in February 2004, brings the aggregate program total to 5.5 million shares. Under the program, purchases can be made in the open market or in privately negotiated transactions from time to time over the next two years.

“The repurchase of 2.5 million shares under our initial authorization successfully completes the comprehensive refinancing plan we pursued upon achieving investment grade status. Now we will commence our long-term plan of combining a sustainable dividend payout and an opportunistic share repurchase program to enhance shareholder returns and manage our capital structure,” said AAM Co-Founder, Chairman of the Board & Chief Executive Officer Richard E. Dauch.

AAM is a world leader in the manufacture, engineering, design and validation of driveline systems and related components and modules, chassis systems and forged products for light trucks, sport utility vehicles and passenger cars. In addition to its 14 locations in the United States (in Michigan, New York and Ohio), AAM also has offices and facilities in Brazil, England, Germany, India, Japan, Mexico and Scotland.

Certain statements contained in this press release are “forward-looking statements” and relate to the Company’s plans, projections or future performance. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including but not limited to: adverse changes in the economic conditions or political stability of our principal markets (particularly North America, Europe and South America); reduced demand of our customers’ products, particularly light trucks and SUVs produced by GM and DaimlerChrysler’s heavy-duty Dodge Ram full-size pickup trucks, or the Dodge Ram program; reduced purchases of our products by GM, DaimlerChrysler or other customers; our ability and our customers’ ability to successfully launch new product programs; our ability to respond to changes in technology or increased competition; supply shortages or price fluctuations in raw materials, utilities or other operating supplies; our ability to attract and retain key associates; our ability to maintain satisfactory labor relations and avoid work stoppages; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; liabilities arising from legal proceedings to which we are or may become a party or claims against us or our products; availability of financing for working capital, capital expenditures, research and development or other general corporate purposes; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (including the Corporate Average Fuel Economy regulations); and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statements.

# # #

For more information:

Media relations contact:	Investor relations contact:
Carrie L.P. Gray	Christopher M. Son
Director, Corporate Relations	Director, Investor Relations
(313) 758-4880	(313) 758-4814
grayc@aam.com	chris.son@aam.com

Or visit the AAM website at www.aam.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
(Registrant)

Date: August 12, 2004	By:	/s/ Thomas L. Martin

Thomas L. Martin
Vice President - Finance & Chief Financial Officer
(also in the capacity of Chief Accounting Officer)